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                                                                 EXHIBIT 23(a)

                              ACCOUNTANTS' CONSENT

The Board of Trustees
American Mortgage Acceptance Company


We consent to incorporation by reference in the registration statement on Form S-3 (No. 33-42481) of American Mortgage Acceptance Company (formerly American Mortgage Investors Trust) of our report dated January 15, 1999 relating to the statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1998, which report appears in the December 31, 2000 annual report on Form 10-K of American Mortgage Acceptance Company.

/s/ KPMG LLP

New York, New York
April 2, 2001



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                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-42481 of American Mortgage Acceptance Company on Form S-3 of our report relating to the financial statements of American Mortgage Acceptance Company as of December 31, 2000 and 1999 and for the years then ended dated March 16, 2001, appearing in this Annual Report on Form 10-K of American Mortgage Acceptance Company for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 30, 2001


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                                                                  Exhibit 23(c)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-42481 of American Mortgage Acceptance Company on Form S-3 of our report relating to the consolidated financial statements of ARCap Investors, L.L.C. as of December 31, 2000 and for the year then ended, dated January 22, 2001, appearing in this Annual Report on Form 10-K of American Mortgage Acceptance Company for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 2, 2001